Rule 424(b)(3)
File No. 333-9809



                      HEALTH BUILDERS INTERNATIONAL, INC.

               Supplement to Prospectus dated November 26, 1996

The Company has extended the offering period for an additional 60 days until May 25, 1997.

                 The date of this supplement is March 26, 1997